UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported)  May 10, 2004


 AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                      State of Minnesota
       (State or other Jurisdiction of Incorporation or
                        Organization)




          0-19838                       41-1677062
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


       30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
                (Address of Principal Executive Offices)


                         (651) 227-7333
     (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On May 10, 2004, the Partnership purchased a 50% interest in an Eckerd drug store in Auburn, New York from Grant Ave. & Standard Ave. Development, LLC. The total cash purchase price of the land and building was approximately $4,487,900. The remaining interest in the property was purchased by AEI Real Estate Fund XVIII Limited Partnership, an affiliate of the Partnership. Grant Ave. & Standard Ave. Development, LLC is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of businesses acquired - Not
             Applicable.

        (b) On May 10, 2004, the Partnership purchased its 50% interest in the property for $2,243,950. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2003, the Partnership's Investments in Real Estate would have increased by $2,243,950 and its Current Assets
             (cash) would have decreased by $2,243,950.

             The Rental Income for the Partnership would have increased from $739,603 to $924,356 for the year ended December 31, 2003 and from $311,314 to $357,502 for the three months ended March 31, 2004 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $44,879   and  $11,220  for  the   year   ended
             December  31,  2003 and the three months  ended
             March 31, 2004, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $4,369,801 to $4,509,675 and from $215,299 to
             $250,267, which would have resulted in Net Income of $218.93 and $12.17 per Limited Partnership Unit outstanding for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively.

        (c)  Exhibits

               Exhibit 10.1 - Assignment   of       Purchase
                              Agreement dated January 9,2004
                              between the Partnership,   AEI
                              Real Estate Fund XVIII Limited
                              Partnership   and   AEI   Fund
                              Management,  Inc.  relating to
                              the Property at   157    Grant
                              Avenue,  Auburn,   New    York
                              (incorporated  by reference to
                              Exhibit  10.31  of Form 10-KSB
                              filed March 19, 2004).

               Exhibit 10.2 - Assignment  and  Assumption of
                              Lease   dated  May 10,    2004
                              between  the Partnership,  AEI
                              Real Estate Fund XVIII Limited
                              Partnership and Grant Ave.   &
                              Standard  Ave. Development,LLC
                              relating  to  the  Property at
                              157   Grant    Avenue, Auburn,
                              New York.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI NET LEASE INCOME & GROWTH
                              FUND XIX LIMITED PARTNERSHIP

                              By:  AEI Fund Management XIX, Inc.
                              Its:  Managing General Partner


Date:  May 14, 2004           /s/ Patrick W Keene
                              By: Patrick W. Keene
                              Its:  Chief Financial Officer